                                                                     EXHIBIT 5.1


                      [PORTER & HEDGES, L.L.P. LETTERHEAD]



                               September 15, 1999

Veritas DGC Inc.
3701 Kirby Drive, Suite 112
Houston, Texas  77098


     Re: VERITAS DGC INC. REGISTRATION STATEMENT ON FORM S-8:
         RESTRICTED STOCK PLAN (AS AMENDED AND RESTATED SEPTEMBER 14, 1999)


Gentlemen:

         We have acted as counsel to Veritas DGC Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates, among other things, to an aggregate of 123,975 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Veritas DGC Inc. Restricted Stock Plan (As amended and restated September 14, 1999) between the Company and selected key employees as an employment inducement and long-term performance incentive (the "Plan").

         We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares will, upon issuance in accordance with the Plan, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

                                       Very truly yours,

                                       /s/ Porter & Hedges, L.L.P.

                                       PORTER & HEDGES, L.L.P.